UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 30, 2020

New Mountain Finance Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00832	27-2978010
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

787 7th Avenue, 48th Floor, New York, NY 10019

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 720-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	NMFC	The NASDAQ Global Select Market
5.75% Notes due 2023	NMFCL	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 30, 2020, New Mountain Finance Corporation (the “Company”) entered into the Fourth Amendment to Loan and Security Agreement (the “Fourth Amendment”), which amended the Third Amended and Restated Loan and Security Agreement, as amended by the First Amendment thereto, dated as of March 30, 2018 and effective as of April 1, 2018, the Second Amendment thereto, dated as of November 19, 2018, and the Third Amendment thereto, dated as of May 7, 2019 (together with the exhibits and schedules thereto, the “Holdings Credit Facility”), by and among the Company, as the collateral manager, New Mountain Finance Holdings, L.L.C., as the borrower (the “Borrower”), Wells Fargo Bank, National Association ("Wells Fargo Bank"), as the administrative agent (the “Administrative Agent”), the lenders party thereto (the "Lenders"), and Wells Fargo Bank, as collateral custodian.

Pursuant to the Fourth Amendment, the Revolving Period under the Holdings Credit Facility was extended from October 24, 2020 to September 30, 2021. The Holdings Credit Facility continues to mature two years after the end of the Revolving Period. With the extension of the Revolving Period noted above, the Holdings Credit Facility will now mature on September 30, 2023. On the date of the Fourth Amendment, the aggregate Commitments of the Lenders equals $745 million.

Pursuant to the Fourth Amendment, the Holdings Credit Facility bears interest at a rate of LIBOR plus 2.0% per annum for Broadly Syndicated Loans (as defined in the Fourth Amendment) and LIBOR plus 2.5% per annum for all other investments. The Holdings Credit Facility now also charges a non-usage fee of 0.50% for the first 40.0% of the facility amount and 2.0% thereafter. Further, a 1% fee was added that would be charged if the commitments under the Holdings Credit Facility are reduced by the Borrower within the next 12 months, subject to certain exceptions.

The lender group under the Holdings Credit Facility, which includes Wells Fargo Bank, National Association; Raymond James Bank, N.A.; State Street Bank and Trust Company; CIT Bank, N.A.; Cadence Bank, N.A.; Old Second National Bank; Sumitomo Mitsui Trust Bank, Limited, New York Branch; and Fifth Third Bank, have made commitments or advances aggregating $745 million.

The description above is qualified in its entirety by reference to the copy of the Fourth Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference thereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.

10.1	Form of Fourth Amendment to Loan and Security Agreement, dated as of September 30, 2020, by and among New Mountain Finance Corporation, as the collateral manager, New Mountain Finance Holdings, L.L.C., as the borrower, Wells Fargo Bank, National Association, as the administrative agent, the lenders party thereto and Wells Fargo Bank, National Association, as the collateral custodian.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MOUNTAIN FINANCE CORPORATION

Date: October 5, 2020	By:	/s/ Karrie J. Jerry
		Name:	Karrie J. Jerry
		Title:	Corporate Secretary